UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 19, 2007

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Resignation of Current Chief Executive Officer

On October 19, 2007, the Board of Directors of Datawatch Corporation (the “Company”) approved the appointment of Kenneth P. Bero as the Company’s new Chief Executive Officer, effective as of January 1, 2008.  Effective as of October 19, 2007, Mr. Bero was also appointed as an additional member of the Company’s Board of Directors.  Upon assuming his role as the Company’s Chief Executive Officer,  Mr. Bero’s annual base salary will be increased from $200,000 per year to $250,000 per year.  In connection with his appointment, Mr. Bero was also granted options to purchase 50,000 shares of the Company’s stock.  The options were granted under the Company’s 2006 Equity Compensation and Incentive Plan, and entitle Mr. Bero to purchase 50,000 shares of common stock at $5.025 per share, which was the fair market value of a share of the Company’s stock on October 19, 2007, the date of the option grant.

Simultaneous with the above appointment, on October 19, 2007, the Board of Directors the Company also approved Robert W. Hagger’s resignation as Chief Executive Officer, effective December 31, 2007.  In connection with his resignation, Mr. Hagger entered into a Management Consulting Agreement with the Company, dated October 22, 2007 (the “Consulting Agreement”).  Under the Consulting Agreement, Mr. Hagger agreed to continue to serve as the Company’s Chief Executive Officer until December 31, 2007, and will provide consulting services for twelve months after his resignation.  The Company will pay Mr. Hagger $25,000 per month for his consulting services and $30,000 for relocation expenses in accordance with the Company’s relocation policy under the Consulting Agreement.  Mr. Hagger will remain on the Company’s Board of Directors for at least twelve months after his resignation.

Mr. Bero, age 53, currently is serving as the Company’s Chief Operating Officer and Senior Vice President of Sales.  Since Mr. Bero joined the Company in June 2006, he has also served as the Senior Vice President Enterprise Solutions and as Vice President of Enterprise Sales for North America.  Prior to joining Datawatch, Mr. Bero served as Vice President, North American Channel Sales at Business Objects.  Mr. Bero also held the position of Chief Operating Officer and Executive Vice President of Sales and Marketing at NAVIDEC, a NASDAQ listed software development and services company.

On October 22, 2007, the Company issued a press release regarding Mr. Bero’s appointment as Chief Executive Officer and Mr. Hagger’s retirement and resignation.  The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.  A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Consulting Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Management Consulting Agreement by and between Robert W. Hagger and the Company, dated October 22, 2007

99.1	Press Release dated October 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: October 23, 2007
By: /s/ Robert W. Hagger
Name: Robert W. Hagger
Title: President and Chief Executive Officer